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                                                                    EXHIBIT 12.2

                              CROWN COMMUNICATIONS

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

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                                                                    SEVEN MONTHS
                                                                       ENDED
                                                                      JULY 31,
                                                                        1997
                                                                    ------------
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Computation of Earnings:
  Income before income taxes.......................................    $4,707
  Add: Fixed charges (as computed below)...........................     1,164
                                                                       ------
                                                                       $5,871
                                                                       ======
Computation of Fixed Charges:
  Interest expense.................................................    $  925
  Interest component of operating lease expense....................       239
                                                                       ------
                                                                       $1,164
                                                                       ======
Ratio of Earnings to Fixed Charges.................................      5.04x
                                                                       ======
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